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                                                                      EXHIBIT 23


Kurt D. Saliger
Certified Public Accountant
5000 West Oakey
Suite A-4
Las Vegas, Nevada 89146

August 26, 1999

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: HIKING ADVENTURES, INC.
    FORM 10-SB

Dear Sir or Madam:

     As a Certified Public Accountant, I hereby consent to the inclusion of my reports dated July 7, 1998, March 24, 1999 and August 26, 1999, in the Form 10-SB filed by Hiking Adventures, Inc., including all references to my reports to the extent they are concurrent therewith and contained in the Form 10-SB.

By: /s/   KURT D. SALIGER
    ---------------------------------
Kurt D. Saliger, C.P.A.